   As filed with the Securities and Exchange Commission on September 1, 2000
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ---------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Hycor Biomedical Inc.

             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                              58-1437178
     (State or Other Jurisdiction of     (I.R.S. Employer Identification No.)
     Incorporation or Organization)

           7272 CHAPMAN AVENUE                          92841
        GARDEN GROVE, CALIFORNIA                      (Zip Code)
(Address of Principal Executive Offices)


                              HYCOR BIOMEDICAL INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)


                                Reginald P. Jones
                Senior Vice President and Chief Financial Officer
                              Hycor Biomedical Inc.
                               7272 Chapman Avenue
                         Garden Grove, California 92841
                     (Name and Address of Agent For Service)

                                 (714) 933-3000
          (Telephone Number, Including Area Code, of Agent for Service)

                 Please address a copy of all communications to:
                             Stephen D. Cooke, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                        695 Town Center Drive, 17th Floor
                        Costa Mesa, California 92626-1924
                            Telephone: (714) 668-6200


                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                       Proposed              Proposed
 Title of                                              Maximum                Maximum
Securities                        Amount               Offering              Aggregate              Amount of
  to be                           to be                  Price               Offering             Registration
Registered                      Registered            Per Share(1)             Price                   Fee
--------------------------------------------------------------------------------------------------------------
Common Stock,
Par Value $0.01
Per Share                     300,000 shares            $7.00                $2,100,000               $555

==============================================================================================================

(1) Calculated pursuant to Rules 457(c) and 457(h)(1), based on the average of the high and low sale prices ($7.00 per share) of the Common Stock of the Registrant on the Nasdaq Stock Market on August 29, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428(a)(1) under the Securities Act and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

         (a) The Annual Report on Form 10-K of Hycor Biomedical Inc. (the "Company") for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Quarterly Report on Form 10-Q for the Company for the quarter ended March 31, 2000, filed with the Commission pursuant to the Exchange Act;

         (c) The Quarterly Report on Form 10-Q for the Company for the quarter ended June 30, 2000, filed with the Commission pursuant to the Exchange Act;

         (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

         (e) The description of the common stock contained in the Company's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances against reasonable expenses incurred in defending against a claim. Article Twelfth of the Company's Certificate of Incorporation, as amended, provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED


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

         Not applicable


ITEM 8.  EXHIBITS

         The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number                        Description of Exhibit
--------------                        ----------------------

      4             Hycor Biomedical Inc. 2000 Employee Stock Purchase Plan

      5 Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the securities being registered

     23.1           Consent of Deloitte & Touche LLP

     23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 5)

     24             Power of Attorney authorizing J. David Tholen and Reginald
                    P. Jones to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)

ITEM 9.     UNDERTAKINGS

(1)      The Company hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden Grove, State of California, on this 29th day of August, 2000


                                        HYCOR BIOMEDICAL INC.


                                        By: /s/ J. David Tholen
                                            ------------------------------------
                                            J. DAVID THOLEN, PRESIDENT AND
                                            CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. David Tholen and Reginald P. Jones, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ J. David Tholen                                August 29, 2000
-----------------------------------------          ---------------
J. DAVID THOLEN, PRESIDENT, CHIEF                  Date
EXECUTIVE OFFICER AND DIRECTOR
(PRINCIPAL EXECUTIVE OFFICER)


/s/ Reginald P. Jones                              August 29, 2000
-----------------------------------------          ---------------
REGINALD P. JONES, SENIOR VICE PRESIDENT,          Date
CHIEF FINANCIAL OFFICER AND DIRECTOR
(PRINCIPAL FINANCIAL OFFICER)


/s/ Armando Correa                                 August 29, 2000
-----------------------------------------          ---------------
ARMANDO CORREA,                                    Date
DIRECTOR, FINANCE
(PRINCIPAL ACCOUNTING OFFICER)


/s/ Samuel D. Anderson                             August 29, 2000
-----------------------------------------          ---------------
SAMUEL D. ANDERSON, CHAIRMAN                       Date


/s/ David S. Gordon                                August 29, 2000
-----------------------------------------          ---------------
DAVID S. GORDON, DIRECTOR                          Date

                                  EXHIBIT INDEX




  Exhibits
  --------

      4             Hycor Biomedical Inc. 2000 Employee Stock Purchase Plan

      5 Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the securities being registered

     23.1           Consent of Deloitte & Touche LLP

     23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 5)

     24             Power of Attorney authorizing J. David Tholen and Reginald
                    P. Jones to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)